UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2011 (March 8 , 2011)
Date of Report (Date of earliest event reported)

Reach Messaging Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-150424	26-1110179
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

44081 Pipeline Plaza, Suite 310
Ashburn, VA  20148
(Address of principal executive offices) (Zip Code)

(888) 631-8555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company entered into a financing with one (1) investors for the purchase and sale of  a convertible promissory notes (the “Note”) in an aggregate principal amount of $27,500 (the “Financing”).  The closing took place on March 8, 2011.  The Financing purchase price consisted of cash of $27,500.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosures regarding the Financing set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

The Note requires a fee of $2,500 upon closing and then accrues interest at the rate of 8% per year on the original principal amount of $27,500 until maturity on September 8, 2011.  The principal and accrued interest may be accelerated upon a default in payment or breach of a covenant under the Notes or on commencement of insolvency proceedings. The principal and accrued interest are convertible at the election of the holder into shares of common stock of the Company at a conversion price initially equal to 55% of the average of the three lowest trading prices during the 10 day period prior to the conversion.  The conversion price shall be adjusted in the event of a stock split or similar recapitalization of the outstanding shares.  The Notes may be prepaid at any time, subject to advance notice to the holders and an opportunity to convert the Notes into shares of common stock prior to repayment and with a significant pre-payment penalty.  The right to convert is limited such that the holder of the Note may not convert into shares if such conversion would cause such holder’s beneficial ownership of the Company’s shares to exceed 4.99% of the total outstanding shares of the Company.

Item 3.02	Unregistered Sales of Equity Securities

Financing

Reference is made to the disclosures regarding the Financing set forth under Item 1.01 above and regarding the Notes set forth under Item 2.03 above, which disclosures are incorporated herein by reference.

The Company did not pay a commission in connection with the Financing.  The issuance of the Notes to the investor in the Financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering.  The investor is an accredited investor with no relationship to the Company other than as an investor in the Financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Reach Messaging Holdings, Inc.

Dated: March 25, 2011	By:	/s/ Shane Gau
Shane Gau
Chief Executive Officer